EXHIBIT 11.01

                     ADVANCED TECHNOLOGY MATERIALS, INC.

                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                                        Quarter        Quarter
                                                         Ended          Ended
                                                        6/30/96        6/30/95
Net income                                            $  640,448     $  166,214
                                                      ===========    ===========

Average common shares outstanding                      8,731,572      7,155,723

Incremental shares issuable pursuant to
employee stock options and warrants (if
dilutive)                                                681,490        539,959
                                                      ===========    ===========
Total shares                                           9,413,062      7,695,682
                                                      ===========    ===========
Net income per share                                     $  0.07        $  0.02
                                                      ===========    ===========

                                                      Six Months     Six Months
                                                        Ended          Ended
                                                        6/30/96        6/30/95

Net income                                           $ 1,109,894    $    8,510
                                                     ===========    ===========
Average common shares outstanding                      8,726,818     7,125,396

Incremental shares issuable pursuant to
employee stock options and warrants (if
dilutive)                                                637,484       522,098
                                                     ===========    ===========
Total shares                                           9,364,302     7,647,494
                                                     ===========    ===========
Net income per share                                     $  0.12       $  0.00
                                                     ===========    ===========